Vishay Precision Group Acquires Nokra
Acquisition augments VPG’s productivity solutions for steel and metal processing
MALVERN, Pa—September 30, 2024-- Vishay Precision Group, Inc. (NYSE: VPG), a leader in precision measurement and sensing technologies, today announced it acquired Nokra Optische Prueftechnik & Automation GmbH (Nokra), a Germany-based, privately held maker of precision measuring and testing equipment for manufacturing. The terms of the transaction were not disclosed.
Commenting on the acquisition, Saul Reibstein, Chairman of the Board of VPG said, “We are pleased to add Nokra’s products to the VPG family. Nokra’s technologies fit well with our focus on sensor and precision measurement solutions.”
Ziv Shoshani, VPG’s Chief Executive Officer, commented, “Nokra’s laser-based measuring systems expand upon our existing KELK measurement and inspection solutions for steel and aluminum rolling mills, as well as for the metal processing industry around the world. Nokra’s systems offer customers a high-value alternative to existing technologies in the market and the acquisition dovetails with our long-term strategy to address growing opportunities for optimized production and quality control solutions.”
Nokra’s laser-based measurement gauge systems are used to precisely measure the thickness, flatness, contour, width or 3D profile of various metals depending on the application, in both inline and offline production.
ABOUT KELK
Founded in 1953 and based in Toronto, Canada, KELK (also known as Vishay Precision Group Canada ULC), is an ISO 9001:2015 certified organization, specializing in the design and manufacture of state-of-the-art electronic measurement equipment used mainly in steel and aluminum rolling mills and mining applications around the world. To learn more, visit KELK at www.kelk.com.
About VPG
Vishay Precision Group, Inc. (VPG) is a leader in precision measurement and sensing technologies. Our sensors, weighing solutions and measurement systems optimize and enhance our customers’ product performance across a broad array of markets to make our world safer, smarter, and more productive. To learn more, visit VPG at vpgsensors.com and follow us on LinkedIn.
Forward-Looking Statements
From time to time, information provided by us, including, but not limited to, statements in this report, or other statements made by or on our behalf, may contain or constitute "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those anticipated.
Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated, or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; impact of inflation; potential issues respecting the United States federal government debt ceiling; global labor and supply chain challenges; difficulties or delays in identifying, negotiating and completing acquisitions and integrating acquired companies; the inability to realize anticipated synergies and expansion possibilities; difficulties in new product development; changes in competition and technology in the markets that we serve and the mix of our products required to address these changes; changes in foreign currency exchange rates; political, economic, and health (including pandemics) instabilities; instability caused by military hostilities in the countries in which we operate (including Israel); difficulties in implementing our cost reduction strategies, such as underutilization of production facilities, labor unrest or legal challenges to our lay-off or termination plans, operation of redundant facilities due to difficulties in transferring production to achieve efficiencies; compliance issues under applicable laws, such as export control laws, including the outcome of our voluntary self-disclosure of export control non-compliance; significant developments from the recent and potential changes in tariffs and trade regulation; our efforts and efforts by governmental authorities to mitigate the COVID-19 pandemic, such as travel bans, shelter-in-place orders and business closures and the related impact on resource allocations, manufacturing and supply chains; our status as a “critical”, “essential” or “life-sustaining” business in light of COVID-19 business closure laws, orders and guidance being challenged by a governmental body or other applicable authority; our ability to execute our new corporate strategy and business continuity, operational and budget plans; and other factors affecting our operations, markets, products, services, and prices that are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this report or as of the dates otherwise indicated in such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Steve Cantor
Vishay Precision Group, Inc.
781-222-3516
info@vpgsensors.com